CONSTRUCTION LOAN AGREEMENT
This CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 8th day of February, 2023, by and between HOLDEN HILLS, L.P., a Texas limited partnership (“Borrower”), whose address is c/o Stratus Properties Inc., 212 Lavaca Boulevard, Suite 300, Austin, Texas 78701, and COMERICA BANK (“Lender”), whose address is 300 W. Sixth Street, Suite 1950, Austin, Texas 78701, Attn: Commercial Real Estate.
R E C I T A L S
A.Borrower owns certain real property described in Exhibit A hereto, together with all other appurtenances, fixtures, and other improvements now or hereafter located on the Land.
B.Lender has agreed to make the Loan to Borrower and Borrower and Lender wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan;
NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:
Article 1
DEFINITION OF TERMS
Section 1.1Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
Advance means a disbursement by Lender, whether by journal entry, deposit to Borrower’s account, check to third party or otherwise of any of the proceeds of the Loan, any insurance proceeds or Borrower’s Deposit.
Affidavit of Commencement has the meaning set forth in Section 5.13 hereof.
Affidavit of Completion has the meaning set forth in Section 5.14 hereof.
Agreement means this Construction Loan Agreement, as modified, amended, or supplemented from time to time.
Allocated Loan Amount means the portion of the Loan allocated to Estate Lots or Pods in the amounts set forth on Exhibit K attached hereto.
Allocations means the line items set forth in the Budget for which Advances of proceeds of the Loan will be made.
Anti-Terrorism Laws means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, orders, and ordinances of any Governmental Authority relating to terrorism or money laundering, including, without limiting the generality of the foregoing, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub. L. No. 107-56); the Trading with the Enemy Act (50 U.S.C.A. App. 1 et seq.); the International Emergency Economic Powers Act (50 U.S.C.A. § 1701-06); Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”) and the United States Treasury Department’s Office of Foreign Assets Control list of “Specifically Designated National and Blocked Persons” (as published from time to time in various mediums, including, without limitation, at http:www.treas.gov/ofac/t11sdn.pdf).
Appraisal means a written appraisal of the Mortgaged Property (including without limitation, the Improvements) prepared in conformance with the requirements of the Comptroller of the Currency, prepared by an appraiser designated by Lender in Lender’s sole discretion, and subject to review and adjustment consistent with Lender’s standard practices, and approved by Lender.
Assignment of Leases means the Assignment of Rents and Leases, dated as of the date hereof, executed by Borrower in favor of Lender, as modified, amended or supplemented from time to time, assigning to Lender all of Borrower’s interest in all Leases entered into for the Mortgaged Property and all rents and other rights and benefits to which Borrower is entitled under the terms of such Leases.
Assignment of Reimbursables and Other Fees means the Assignment of Reimbursables, Credits and Other Fees dated of even date with this Agreement, executed by Borrower and assigning to Lender all reimbursements, credits, receivables and proceeds due to Borrower including, but not limited to, the MUD Reimbursables, all utility reimbursements, fees for property management, commission fees and other fee income as more specifically set forth therein.
Borrower’s Deposit means such cash amounts as Lender may deem necessary for Borrower to deposit with it in accordance with the provisions of Section 3.4 of this Agreement.
Borrower’s Equity (Initial) shall mean an amount equal to $80,000,000.00; provided, however, to the extent that the Land is being contributed as part of Borrower's Equity (Initial), the maximum amount that may be counted toward Borrower's Equity (Initial) shall not exceed an amount equal to $70,000,000.00.
Borrower's Equity (Subsequent) shall mean an amount equal to $8,792,060.00. It is anticipated that Borrower's Equity (Subsequent) will be paid from SPOC's share of costs under the Cost Sharing Agreement.
Borrower’s Share means 40.0% of the cost to complete the Tecoma Improvements for which Borrower is responsible pursuant to the Cost Sharing Agreement.

Budget means the budget which is set forth on Exhibit B attached hereto and incorporated herein by reference.
Business Day As defined in the Note.
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Charges means all fees, charges and/or other things of value, if any, contracted for, charged, received, taken or reserved by Lender in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.
Collateral Assignments means, collectively, (i) that certain Assignment and Subordination of Asset Management Agreement dated of even date with this Agreement, executed by Borrower, Lender, and Construction Manager, (ii) that certain Assignment and Subordination of Development Management Agreement dated of even date with this Agreement, executed by Borrower, Lender, and Construction Manager, (iii) that certain Assignment of Reimbursables and Other Fees, and (iv) that certain Collateral Assignment of Contracts and Plans and Other Agreements Affecting Real Estate dated of even date with this Agreement, executed by Borrower in favor of Lender, each as modified, amended, or supplemented from time to time.
Commencement Date means the date that is 90 days from the date of this Agreement.
Commitment Fee means $169,844.62, to be paid by Borrower to Lender at the closing of the Loan, as consideration for Lender making the Loan to Borrower.
Completion Date means the date that is 30 months from the date hereof.
Construction Contract means, collectively, (i) that certain Standard Form of Agreement Between Owner and Contractor dated January 30, 2023 - Barton Creek Section N Tecoma Circle Phase 2 and Barton Creek Section K, L & O Phase 1- Drainage, Water and Wastewater Improvements, (ii) that certain Standard Form of Agreement Between Owner and Contractor dated January 30, 2023 - Barton Creek Section N Tecoma Circle Phase 2 and Barton Creek Section K, L & O Phase 1- Gas and Electric Improvements, (iii) that certain Standard Form of Agreement Between Owner and Contractor dated January 30, 2023 - Barton Creek Section N Tecoma Circle Phase 2 and Barton Creek Section K, L & O Phase 1- Drainage, Street Improvements, each of items (i) through (iii) executed by Borrower and Contractor, and (iv) all other contracts and agreements entered into between Borrower and Contractor pertaining to the development, construction and completion of the Improvements.
Construction Management Agreement means, collectively: (i) that certain Development Management Agreement dated January 31, 2023, executed by Borrower and Construction Manager and (ii) any other contracts and agreements entered into between Borrower (or its predecessor in interest) and Construction Manager pertaining to the development, construction and completion of the Improvements.
Construction Manager means, collectively, Holden Hills GP, L.L.C., a Texas limited liability company, together with any other Person acceptable to Lender with whom Borrower contracts for construction or project management for the development, construction and completion of the Improvements or any portion thereof.
Contractor means Joe Bland Construction, L.P., together with any other Person acceptable to Lender with whom Borrower contracts for the development, construction and completion of the Improvements or any portion thereof.
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Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a sole member, a managing member or manager of any limited liability company or any general partner of any limited partnership or any sole shareholder or board of directors of any corporation. “Controlling” and “Controlled” have meanings correlative thereto.
Cost Sharing Agreement means that certain Development Agreement dated January 31, 2023, executed by Borrower and SPOC, concerning the construction of the Tecoma Improvements.
Deed of Trust means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof, executed by Borrower in favor of Brian P. Foley, Trustee, for the benefit of Lender, as modified, amended, or supplemented from time to time, pursuant to which Borrower grants a lien and security interest in and to the Mortgaged Property for the benefit of Lender to secure the Loan.
Design Professional means LJA Engineering, Inc., together with any other Person acceptable to Lender with whom Borrower contracts for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements.
Design Services Contract means, collectively, all contracts and agreements entered into between Borrower and each Design Professional pertaining to the design, development and construction of the Improvements.
Determination Date means the date any debt service coverage ratio or Loan-to-Value Ratio is calculated for purposes of this Agreement and the other Loan Documents.
Development Costs means all (a) Land acquisition costs; (b) costs of labor and materials; (c) architectural, engineering, interior and landscape design, legal, consulting, and other related fees; (d) taxes on Land and improvements; (e) bond and insurance costs; (f) commitment fees, interest, and other financing charges; (g) other hard costs and Soft Costs incurred in connection with the development and construction of the Improvements; and (h) Borrower's Share of the Tecoma Improvements Construction Costs.
Disposition means any sale, lease (except as expressly permitted pursuant to the Loan Documents), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part, directly or indirectly, of any Equity Interest in Borrower (if Borrower is a corporation, limited liability company, partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity), whether direct or indirect; provided, however, and notwithstanding anything to the contrary contained in this Agreement, a sale of the publicly traded stock of Stratus Properties Inc. shall not constitute a Disposition under the terms of this Agreement.
Draw Request means a request for an Advance issued by Borrower to Lender which shall include: (a) Borrower’s draw request in the form attached hereto as Exhibit G; (b) a certification
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signed by Borrower and Contractor, certifying, in regard to the Improvements completed at the time, inter alia, (i) that each subcontractor specified in the Draw Request has satisfactorily completed the work or furnished the materials for which payment is requested, in accordance with the applicable contract; (ii) that all work for which a Draw Request is made substantially conforms to the Construction Contract, Construction Management Agreement, and/or Design Services Contract, as applicable, and any approved changes, and is in place or are stored in accordance with this Agreement; (iii) evidence that each subcontractor specified in the Draw Request has been or will be with the requested draw paid in full for the work performed or materials provided except for applicable retainage and any holdback for defective work; (iv) that to the Borrower’s actual knowledge after due inquiry, the undisbursed portion of the Loan then available to Borrower pursuant to the terms of this Agreement plus any Borrower's Deposit made in accordance with Section 3.4 below are sufficient to complete the Improvements; (v) that all funds previously disbursed have been applied in accordance with previous Draw Request (or if held back due to defective work, is credited in the current Draw Request); and (vi) the identity of each subcontractor for the work performed and materials supplied and the amount to be paid to each such Person, along with copies of any applicable invoices; (c) copies of each American Institute of Architects (“AIA”) Form G702 Application and Certification for Payment and AIA Form G703 Continuation sheet received by Borrower from the Contractor; and (d) such additional information as may be reasonably requested by Lender.
Environmental Indemnity Agreement means that certain Environmental Indemnity Agreement dated on or about the date hereof, executed by Borrower and Guarantor, collectively as Indemnitor, in favor of Lender, as modified, amended, or supplemented from time to time.
Environmental Law means any federal, state, or local law, statute, ordinance, or regulation, whether now or hereafter in effect, pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Land or Improvements, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq.; Resource, Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq. as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Pub. L. 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 1101 et seq.; Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. § 1251 et seq.; and any corresponding state laws or ordinances including the Texas Water Code (“TWC”) § 26.001 et seq.; Texas Health & Safety Code (“THSC”) § 361.001 et seq.; Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7; and regulations, rules, guidelines, or standards promulgated pursuant to such laws, statutes and regulations.
Equity Interest means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other
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options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.
Estate Lot or Estate Lots means the individually platted residential lots located on a portion of the Phase I Land, as depicted on Exhibit L.
Event of Default means any happening or occurrence described in Section 7.1 of this Agreement.
Financing Statement means the financing statement or financing statements (on Standard Form UCC-1 or otherwise) covering Borrower’s personal property, as debtor, and naming Lender, as secured party, in connection with the Loan Documents.
Flood Laws shall mean collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
Governmental Authority means any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.
Governmental Requirements means all present and future statutes, laws, ordinances, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower, Guarantor or the Mortgaged Property.
Guarantor means Stratus Properties Inc., a Delaware corporation.
Guaranty means that certain Guaranty dated of even date with this Agreement executed by Guarantor in favor of Lender, as modified, amended, or supplemented from time to time.
Hazardous Substance means any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law, including without limitation: (i) any substance included within the definition of “hazardous waste” pursuant to Section 1004 of RCRA; (ii) any substance included within the definition of “hazardous substance” pursuant to Section 101 of CERCLA; (iii) any substance included within (a) the definition of “regulated substance” pursuant to Section 26.342(11) of TWC; or (b) the definition of “hazardous substance” pursuant to Section 361.003(11) of THSC; (iv) asbestos; (v) polychlorinated biphenyls; (vi) petroleum products; (vii) underground storage tanks, whether empty, filled or partially filled with any substance; (viii) any radioactive materials, urea formaldehyde foam insulation or radon; (ix) any substance included within the definition of “waste” pursuant to Section 30.003(b) of TWC or “pollutant” pursuant to Section 26.001(13) of TWC; and (x) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated
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by any Governmental Authority on the basis that such chemical, material or substance is toxic, hazardous or harmful to human health or the environment.
HVCRE has the meaning set forth in Section 5.28 hereof.
Improvements has the meaning set forth in the Deed of Trust, and which will include, without limitation, the improvements described in the Plans and Specifications (and to be built in accordance with the Plans and Specifications) related to the development of the Land into a single family master planned residential development containing at least 349 lots and related amenities and infrastructure, which shall include the Tecoma Improvements.
Indebtedness has the meaning set forth in the Deed of Trust.
Initial Advance means the first Advance to be made at the time Borrower satisfies the conditions set forth in Sections 3.1 and 3.2 of this Agreement.
Initial SPOC Payments means the payment to SPOC in accordance with and pursuant to the JV Agreement of the (i) $30,000,000.00 Initial Distribution to the Class A Limited Partner (as defined in the JV Agreement) and (ii) $5,843,540.26 Initial Project Costs (as defined in the JV Agreement), such amounts being paid to SPOC for the Land contribution and for reimbursement of certain expenses related to the Mortgaged Property.
Inspecting Person means a representative of CD Construction Consulting or another inspecting architect engaged by Lender who will, from time to time, inspect the Improvements for the benefit of Lender.
Interest Reserve shall mean an initial amount of the Loan of up to $3,000,000.00 from which Borrower may request Advances to pay interest on the Loan which shall accrue pursuant to the terms of this Agreement.
Land means the real property or interest therein described in Exhibit A attached hereto and incorporated herein by this reference upon which the Improvements are to be constructed. For the avoidance of doubt, the defined term Land includes both the Phase I Land and the Phase II Land.
Leases means all leases, ground leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral) that grant to third parties a possessory interest in or the right to use or occupy any part of the Mortgaged Property, together with all security and other related deposits or payments made in connection therewith.
Legal Requirements shall mean any law, ordinance, order, rule or regulation of a Governmental Authority and any requirements, terms or conditions contained in any restriction or restrictive covenant affecting the Borrower or the Mortgaged Property.
Loan means the loan to be advanced to Borrower by Lender pursuant to the terms of this Agreement, in an amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Loan Amount, as evidenced by the Note and other Loan Documents.

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Loan Amount means the lesser of (a) $26,129,941.00, (b) 23% of the total Development Costs, or (c) the amount that would result in a maximum Loan-to-Value Ratio of 28%, subject to reduction as set forth herein, including, without limitation, as set forth in Section 2.9 hereof.
Loan Documents means, collectively, the Note, the Deed of Trust, this Agreement, the Financing Statement, the Guaranty, the Assignment of Leases, the Environmental Indemnity Agreement, the Collateral Assignments, and any and all other documents now or hereafter executed by Borrower, Guarantor, or any other Person in connection with the Loan, the indebtedness evidenced by the Note, or the covenants contained in this Agreement.
Loan Party means, collectively, Borrower, Guarantor and any other Person obligated for the payment and performance of any of the Indebtedness and/or Obligations.
Loan-to-Value Ratio means a percentage determined by the quotient of (i) the Loan Amount (as may be reduced by any principal payments made by Borrower), divided by (ii) the sum of (A) the as-completed value of the Phase I Project as determined by the Appraisal obtained by Lender in connection with the Loan plus (B) as-is value of the Phase II Land as determined by a current Appraisal.
Material Adverse Effect means any material and adverse effect on (i) the business condition (financial or otherwise), operations, prospects, results of operations, capitalization, liquidity or any properties of Borrower or Guarantor, taken as a whole, (ii) the value of the Mortgaged Property, (iii) the ability of Borrower or any Guarantor (or if Borrower or any Guarantor is a partnership, joint venture, trust or other type of business association, of any of the parties comprising Borrower or such Guarantor) to pay and perform the Indebtedness or any other Obligations, or (iv) the validity, enforceability or binding effect of any of the Loan Documents.
Maturity Date means the date that is thirty-six (36) months from the date of this Agreement, subject, however, to the right of acceleration as herein provided and as provided elsewhere in the Loan Documents.
Maximum Lawful Rate means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such
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Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law.
Mortgaged Property means, collectively, the Land, the Improvements, the MUD Reimbursables, and all other collateral covered by the Loan Documents.
MUD Reimbursables shall mean those reimbursements due to Borrower from the Travis County Municipal Utility Districts, including, but not limited to, those payments due to Borrower from the applicable Travis County Municipal Utility District pursuant to the agreements fully identified in Exhibit J attached hereto.
Net Operating Income means, as of any Determination Date, for the applicable period, the Operating Revenues actually received by Borrower from the operation of the Mortgaged Property for the period in question, less Operating Expenses incurred with respect to the Mortgaged Property for such period. Documentation of Net Operating Income shall be certified by an officer of Borrower with detail reasonably satisfactory to Lender and shall be subject to the approval of Lender, which approval shall not be unreasonably withheld.
Note means the Installment Note dated of even date herewith in the principal sum of $26,129,941.00 (together with all renewals and extensions thereof) executed and delivered by Borrower payable to the order of Lender, evidencing the Loan, as modified, amended, or supplemented from time to time.
Obligations means any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor, or any other Person a party to the Loan Documents to Lender, the trustee of the Deed of Trust, or others as set forth in the Loan Documents, and in any deed, Lease, or other form of conveyance, or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.
Operating Expenses means, as of any Determination Date, all actual operating expenses of the Mortgaged Property for the period in question, including, without limitation, (a) ad valorem real estate taxes and assessments (including, without limitation, any homeowner association fees) (on an accrual basis, based on the best information then available and approved by Lender); (b) insurance premiums (on an accrual basis, based on the best information then available and approved by Lender); and (c) operating expenses actually incurred by Borrower for the management, operation, cleaning, marketing, maintenance and repair of the Mortgaged Property. Operating Expenses for this purpose shall exclude (1) any capital expenditures; (2) any payment or expense to which Borrower was or is to be reimbursed for costs from proceeds of the Loan, insurance, eminent domain, or any source other than Operating Revenues and (3) and any regularly scheduled payments of principal or interest due and owing under the Loan Documents. Operating Expenses shall not include any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes.
Operating Revenues means, as of any Determination Date, the gross income actually received by Borrower from the operation of the Mortgaged Property or sale of the Mortgaged
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Property in accordance with this Agreement for the period in question, net of any costs incurred selling the Mortgaged Property in accordance with this Agreement and further excluding (1) security deposits and earnest money deposits, as applicable, until and unless forfeited by the depositor; (2) any payment to Borrower from the proceeds of the Loan, insurance (other than proceeds of business interruption insurance, which shall be included to the extent such business interruption insurance proceeds are actually received by Borrower) or any other source other than Operating Revenues for reimbursement of costs; (3) advances or loans to Borrower from any partners of Borrower; and (4) other non-recurring income.
Organizational Documents shall mean, in respect of any Person that is organized under the laws of a State, the United States or any other applicable jurisdiction, (i) in the case of any such Person that is organized as a corporation, such Person’s articles of incorporation, its bylaws and corporate charter, (ii) in the case of any such Person that is organized as an association or business entity, any such Person’s articles of organization or formation and operating agreement, (iii) in the case of any such Person that is organized a partnership, any such Person’s partnership certificate, certificate of formation or similar organizational document, its partnership agreement, and any operating agreement, as applicable, (iv) in the case of any such Person that is organized a limited liability company, any such Person’s certificate of formation or similar organizational document, its limited liability company agreement and any operating agreement, as applicable and (v) in the case of a Person organized as any other type of entity, the organizational and governing documents of such Person, in each case as modified, amended, supplemented, revised or replaced from time to time.
Partial Release means a release of a Release Parcel from the liens and other interests of Lender existing and evidenced by the Deed of Trust and other Loan Documents.
Patriot Act means the USA Patriot Act Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended.

Phase I Land means the real property or interest therein described in Exhibit H attached hereto and incorporated herein by this reference upon which the Improvements are to be constructed.
Phase I Project means the development of the Phase I Land into a single family master planned residential development containing at least 349 lots and related amenities and infrastructure, all in accordance with the Plans and Specifications.
Phase II Land means the real property or interest therein described in Exhibit I attached hereto and incorporated herein by this reference.
Permitted Transfer means any one of the following:

(1)a transfer of a partnership interest in Borrower between Stratus Properties Operating Co., L.P. (“Stratus Partner”) and Bartoni, LLC, a Delaware limited liability company (the “Bartoni Partner”) (or another entity under common Control with Bartoni Partner), provided that there is no change of Control of Bartoni Partner from the date of this Agreement (or such other entity under common Control with Bartoni Partner is
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Controlled by the same Person as Bartoni Partner as of the date of this Agreement) and Borrower continues to be Controlled by Holden Hills GP, L.L.C., a Texas limited liability company (“Stratus GP”) (and Stratus GP remains Controlled by Stratus Partner) (or solely in the event of a transfer pursuant to and in accordance with part (2) below whereby Stratus GP is removed as the general partner of Borrower, Borrower is Controlled by Bartoni Partner), and provided that, in each case, Lender is given 20 days' prior notice of such transfer;
(2)the removal of Stratus GP as the general partner of Borrower pursuant to Section 7.12 of that certain Amended and Restated Limited Partnership Agreement (in its form as of the date of this Agreement) of Holden Hills, L.P., a Texas limited partnership dated effective as of January 31, 2023 (in its form as of the date hereof, without modification, the "JV Agreement”), so long as the Permitted Transfer Change of Control Conditions are satisfied; and
(3)any transfer of a direct or indirect interest in the Bartoni Partner, so long as there is no change in Control of the Bartoni Partner from the date of this Agreement, and (B) there is no change of Control in Borrower and Borrower continues to be Controlled by Stratus GP (and Stratus GP remains Controlled by Stratus Partner) (or solely in the event of a transfer pursuant to and in accordance with part (2) below whereby Stratus GP is removed as the general partner of Borrower, Borrower is Controlled by Bartoni Partner).
Notwithstanding the foregoing, a transfer shall only be deemed a Permitted Transfer if:
(i)such transfer will not result in a violation of any of the representations, warranties and covenants contained in this Agreement or any of the other Loan Documents (including, but not limited to, provisions related to ERISA compliance and anti-terrorism laws),
(ii)the transfer does not cause Lender to violate any applicable law,
(iii)Borrower provides Lender an updated organizational chart of Borrower (to the extent that the organizational chart has changed from the date of this Agreement),
(iv)such transfer and the actions related thereto will not cause an Event of Default to exist, and
(v)the transferee is in compliance with applicable law and if any such transfer results in a direct or indirect owner of Borrower owning 20% or more of Borrower that did not own 20% or more as of the date of this Agreement, then such transfer shall require 20 days' prior written notice to Lender and shall be subject to Lender's then underwriting, “know your customer” and beneficial ownership requirements in Lender's sole discretion.
Permitted Transfer Change of Control Conditions means the satisfaction of each of the following as determined by Lender in Lender’s sole discretion:
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(1)Lender is provided 20 days prior written notice of the intention to remove Stratus GP as the general partner of Borrower pursuant to Section 7.12 of the JV Agreement.
(2)within 60 days after such transfer, Borrower shall provide a Permitted Transfer Supplemental Guarantor that has executed a Permitted Transfer Supplemental Guaranty.
(3)If prior to completion of the Improvements in accordance with Section 5.1 of this Agreement:
(aa)    within 60 days after such transfer, Borrower shall provide a substitute developer acceptable to Lender in Lender’s sole discretion (the “Substitute Developer”), an executed development agreement for the Property with the Substitute Developer that is in form and substance acceptable to Lender, in Lender’s reasonable discretion, and an executed developer agreement and consent in form and substance acceptable to Lender, in Lender’s reasonable discretion, and
(bb)    if such Disposition results in the termination or cancellation of the Construction Contract, then
(i)Borrower shall have entered into a new construction contract with a replacement general contractor approved by Lender in Lender’s sole discretion for the construction of the Improvements within 30 days after the effective date of such termination or cancellation of the Construction Contract, and
(ii)Lender shall have approved in its reasonable discretion the terms and conditions of the new Construction Contract with the replacement general contractor.
(4)Intentionally Omitted.
(5)Borrower and Permitted Transfer Supplemental Guarantor shall have furnished to Lender such additional certificates, instruments and other documents as Lender or its counsel might reasonably require to evidence the organization, existence and authority of Permitted Transfer Supplemental Guarantor, including, without limitation, an opinion of counsel in form and substance reasonably satisfactory to Lender.
Permitted Transfer Supplemental Guarantor means one or more supplemental guarantors approved in writing by Lender, in Lender’s sole discretion. From and after the date of the execution of the Permitted Transfer Supplemental Guaranty by the Permitted Transfer Supplemental Guarantor, the defined term “Guarantor” herein shall also include the Permitted Transfer Supplemental Guarantor.
Permitted Transfer Supplemental Guaranty means, collectively, a guaranty and environmental indemnity agreement in form and substance acceptable to Lender and in
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substantially the same form as the Guaranty and Environmental Indemnity Agreement.
Person means any individual, corporation, partnership (general or limited), joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency, or other entity.
Plans and Specifications means the plans and specifications for the development and construction of the Improvements (including, without limitation, the Tecoma Improvements), prepared by Borrower or the applicable Design Professional and approved by Lender as required herein, by all applicable Governmental Authorities, by any party to a purchase or construction contract with a right of approval, all amendments and modifications thereof approved in writing by the same, and all other design, engineering or architectural work, test reports, surveys, shop drawings, and related items.

Plat has the meaning set forth in Section 5.31 of this Agreement.
Pod or Pods means the individually platted residential lots located on a portion of the Phase I Land, as depicted on Exhibit L.

Post-Closing Requirements means the items set forth on Exhibit F attached hereto, in form and substance acceptable to Lender in Lender's sole discretion.

Property means the Mortgaged Property.

Release Parcel means an individual Estate Lot, an individual Pod, or the Phase II Land.
Release Price means, with respect to the Phase II Land, an amount determined by Lender in Lender's sole discretion, and with respect to an Estate Lot or a Pod, an amount equal to the greater of (i) 100% of the net sales proceeds received by Borrower in connection with the sale of the Release Parcel and (ii) 120% of the Allocated Loan Amount of the applicable Release Parcel.

Soft Costs means all architectural, engineering, interior and landscape design, legal, consulting and other related fees, taxes on land and Improvements, bond and insurance costs, and commitment fees, interest and other financing charges, all as set forth in the Budget.

Special Account means an account established by Borrower with Lender (in which Borrower shall at all times maintain a minimum balance of $1,000.00) into which all Advances made directly to Borrower will be deposited.
SPOC means Stratus Properties Operating CO., L.P., a Delaware limited partnership.
SPOC’s Share means 60.0% of the cost to complete the Tecoma Improvements.
Subordinate Mortgage means any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed
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and delivered by Borrower, the lien of which is subordinate and inferior to the lien of the Deed of Trust.
Tecoma Improvements means, collectively, the street, drainage, water quality pond, water, wastewater, effluent, erosion/sedimentation control, sidewalk, electric, and gas improvements to be constructed by Borrower pursuant to the Cost Sharing Agreement.
Tecoma Improvements Construction Costs means the construction costs approved by Lender for the construction of the Tecoma Improvements, which as of the date hereof is estimated to be $14,653,435.00. For the avoidance of doubt, the Loan proceeds shall not be used to pay for the construction of any Tecoma Improvements or any Tecoma Improvements Construction Costs in excess of Borrower’s Share.
Title Insurance means a Loan Policy of Title Insurance issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as required by Lender, for the Loan Amount, insuring or committing to insure that the Deed of Trust constitutes a valid first lien covering the Land and the Improvements, subject only to those exceptions which Lender may approve.
Title Company means First American Title Insurance Company (and its issuing agent, Heritage Title Company of Austin, Inc.) issuing the Title Insurance, which shall be acceptable to Lender in its sole and absolute discretion.
Treasury Rate means the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.
Article 2
THE LOAN
Section 2.1Agreement to Lend. Lender hereby agrees to lend up to but not in excess of the Loan Amount to Borrower, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note. No principal amount repaid by Borrower may be reborrowed by Borrower. Borrower’s liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements. After notice to Borrower, Lender may, in Lender’s sole discretion, disburse Loan proceeds by journal entry to pay interest and financing costs and, following an uncured Event of Default, disburse Loan proceeds directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement. Loan proceeds disbursed by Lender by journal entry to pay interest or financing costs, and Loan proceeds disbursed directly by Lender to pay costs or expenses
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required to be paid by Borrower pursuant to this Agreement, shall constitute Advances to Borrower.
Section 2.2Advances. The purposes for which Loan proceeds are allocated and the respective amounts of such Allocations are set forth in the Budget, which Advances shall be limited to the value of the work in place as determined by the Inspecting Person.
Section 2.3Allocations. The Allocations shall be disbursed only for the purposes set forth in the Budget. Lender shall not be obligated to make an Advance for an Allocation set forth in the Budget to the extent that the amount of the Advance for such Allocation would, when added to all prior Advances for such Allocation, exceed the total of such Allocation as set forth in the Budget.
Section 2.4Limitation on Advances. To the extent that Loan proceeds disbursed by Lender pursuant to the Allocations are insufficient to pay all costs required for the development, construction and completion of the Mortgaged Property and Improvements, or to the extent that Loan proceeds available to be disbursed by Lender pursuant to the Allocations are insufficient to pay all remaining costs required for the completion of the Mortgaged Property, Borrower shall pay such excess costs with funds derived from sources other than the Loan prior to any further Advances of the Loan.
Section 2.5Reallocations. Lender reserves the right, at its option, to disburse Loan proceeds allocated to any of the Allocations for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower shall not be entitled to require that Lender reallocate funds among the Allocations.
Section 2.6Contingency Allocations. Any amount allocated in the Budget for “contingencies” or other non-specific purposes may, in the Lender’s discretion after request by Borrower, or upon Lender’s own election at any time during the existence of an Event of Default, be disbursed by Lender to pay future contingent costs and expenses of constructing, maintaining and promoting the Mortgaged Property and such other costs or expenses as Lender shall approve. Under no circumstances shall Borrower have the right to require Lender to disburse any amounts so allocated and Lender may impose such requirements and conditions as it deems prudent and necessary should it elect to disburse all or any portion of the amounts so allocated.
Section 2.7Withholding. Lender may withhold from an Advance or, on account of subsequently discovered evidence, withhold from a later Advance under this Agreement or require Borrower to repay to Lender the whole or any part of any earlier Advance to such extent as may be necessary to protect the Lender from loss on account of (i) defective work not remedied or requirements of this Agreement not performed, (ii) liens filed or reasonable evidence indicating probable filing of liens which are not bonded, (iii) failure of Borrower to make payments to the Contractor for material or labor, except as is permitted by the Construction Contract, or (iv) a reasonable doubt that the construction of the Improvements can be completed for the balance of the Loan then undisbursed. When all such grounds are removed, payment shall be made of any amount so withheld because of them.
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Section 2.8Tecoma Improvements. Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall not be obligated to make an Advance for any cost related to the Tecoma Improvements in excess of Borrower’s Share. Further, it is agreed that if any party to the Cost Sharing Agreement does not pay for the costs in which it is responsible or otherwise defaults under the Cost Sharing Agreement, Lender shall have no obligation to make any Advances related to the Tecoma Improvements (including Borrower’s Share) unless and until such default is cured as determined by Lender in its reasonable discretion.
Section 2.9MUD Reimbursables. With respect to MUD Reimbursables related to the Mortgaged Property paid to Borrower by the Travis County Municipal Utility Districts on or after the date of the Initial Advance hereunder, and notwithstanding anything to the contrary contained in the Loan Documents, Borrower shall immediately pay to Lender for application to the Loan in accordance with the terms of the Loan Documents, all such MUD Reimbursables that Borrower is entitled to retain pursuant to the Cost Sharing Agreement. Notwithstanding the immediately preceding sentence, and to the extent such MUD Reimbursables related to the Mortgaged Property paid by the Travis County Municipal Utility Districts on or after the date of the Initial Advance hereunder exceeds the aggregate principal amount outstanding under the Loan after the payment to Lender of such MUD Reimbursables in an amount to reduce the Loan to $0.00, the Loan Amount shall automatically be reduced by such excess amount. With respect to MUD Reimbursables related to the Mortgaged Property paid by the Travis County Municipal Utility Districts prior to the date of the Initial Advance hereunder, and notwithstanding anything to the contrary contained in the Loan Documents, Borrower shall contribute all such MUD Reimbursables that Borrower is entitled to retain pursuant to the Cost Sharing Agreement for the payment of Development Costs pursuant to the Budget and in addition to Borrower's Equity (Initial), and the Loan Amount shall automatically be reduced by such amount on a dollar for dollar basis.
Article 3
ADVANCES
Section 3.1Conditions to Initial Advance. The obligation of Lender to make the Initial Advance hereunder and the first Advance after the closing of the Loan is subject to the prior or simultaneous occurrence of each of the following conditions:
(a)Lender shall have received from Borrower all of the Loan Documents duly executed by Borrower and, if applicable, by Guarantor.
(b)Lender shall have received certified copies of resolutions of each Loan Party, if such Loan Party is a corporation or limited liability company, or a certified copy of a consent of partners, if such Loan Party is a partnership, authorizing execution, delivery and performance of all of the Loan Documents and authorizing the borrowing hereunder and any guaranties executed in connection with the Loan, along with such certificates of existence, certificates of good standing and other certificates or documents as Lender may reasonably require to evidence such Loan Party’s authority.
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(c)Lender shall have received true copies of all Organization Documents of each Loan Party, including all amendments or supplements thereto, along with such certificates or other documents as Lender may reasonably require to evidence such Loan Party’s authority.
(d)Lender shall have received evidence that the Mortgaged Property is not located within any designated flood plain or special flood hazard area; or evidence that Borrower has applied for and received flood insurance covering the Mortgaged Property on such terms and in such amounts as required under Flood Laws, and in any event, in a minimum equal to the amount of the Loan or the maximum coverage available to Lender.
(e)Lender shall have received evidence of compliance with all Governmental Requirements to the extent required for commencement of construction.
(f)Lender shall have received a full-size, single sheet copy of all recorded subdivision or plat maps of the Land approved (to the extent required by Governmental Requirements) by all Governmental Authorities, if applicable, and legible copies of all instruments representing exceptions to the state of title to the Mortgaged Property.
(g)Lender shall have received policies of all-risk builder’s risk insurance (non-reporting form) for the construction of the Improvements, owner’s and contractor’s liability insurance, workers’ compensation insurance and such other insurance as Lender may reasonably require, with standard endorsements attached naming Lender as the insured mortgagee or additional insured, whichever is applicable, such policies to be in form and content and issued by companies reasonably satisfactory to Lender, with copies, or certificates thereof, being delivered to Lender.
(h)Lender shall have received an irrevocable commitment for the issuance of the Title Insurance, at the sole expense of Borrower.
(i)Lender shall have received from Borrower such other instruments, evidence and certificates as Lender may reasonably require, including the items indicated below:
(1)Evidence that all the public streets furnishing access to the Mortgaged Property have been or will be completed and dedicated to public use and accepted by applicable Governmental Authorities.
(2)A current survey of the Land prepared by a registered surveyor or engineer and certified to Lender, Borrower and the Title Company, in form and substance reasonably acceptable to Lender, showing all easements, building or setback lines, rights-of-way and dedications affecting said land and showing no state of facts objectionable to Lender.
(3)Evidence reasonably satisfactory to Lender showing the availability of all necessary utilities at the boundary lines of the Land for the construction and operation of the Mortgaged Property (except as disclosed to Lender, and provided that in any event the Plans and Specifications provide that all such utilities will be available to the Land upon construction of the Improvements contemplated thereby), including sanitary and storm sewer facilities, potable water, telephone, electricity, gas, and municipal services.
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(4)Evidence that the current and proposed use of the Mortgaged Property and the contemplated construction of the Improvements complies with all Governmental Requirements.
(5)An opinion of counsel for Borrower, which counsel shall be satisfactory to Lender, to the effect that (i) Borrower possesses full power and authority to own the Mortgaged Property, to construct the Improvements and to perform Borrower’s obligations hereunder, and Guarantor has full power and authority to perform Guarantor’s obligations under the Guaranty and Environmental Indemnity Agreement; (ii) the Loan Documents have been duly authorized, executed and delivered by Borrower and, where required, by Guarantor, and constitute the valid and binding obligations of Borrower and Guarantor, not subject to any defense based upon usury, capacity of Borrower or otherwise; (iii) the Loan Documents are enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency and other laws affecting creditors’ rights generally, and except that certain remedial provisions thereof may be limited by the laws of the State of Texas; (iv) to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor or the Mortgaged Property, or involving the priority, validity or enforceability of the liens or security interests arising out of the Loan Documents, at law or in equity, or before or by any Governmental Authority, except actions, suits or proceedings fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable in respect to the Loan as represented by the Note; (v) to the knowledge of such counsel, neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority of which such counsel has knowledge; (vi) to the knowledge of such counsel, the consummation of the transactions hereby contemplated and the performance of this Agreement and the execution and delivery of the Guaranty will not violate or contravene any provision of any instrument creating or governing the business operations of Borrower or Guarantor and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, Lease, bank loan or credit agreement or other instrument to which Borrower or any Guarantor is a party or by which Borrower, Guarantor or the Mortgaged Property may be bound or affected; and (vii) such other matters as Lender may reasonably request.
(6)A cost breakdown satisfactory to Lender showing the total costs, including, but not limited to, such related non-construction items as interest during construction, commitment, legal, design professional and real estate agents’ fees, plus the amount of the Land cost and direct construction costs required to be paid to satisfactorily complete the Improvements, free and clear of liens or claims for liens for material supplied and for labor services performed.
(7)Original or a copy of each Construction Contract.
(8)Original or a copy of each Construction Management Agreement.
(9)Original or a copy of each fully executed Design Services Contract.
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(10)Waiver of lien or lien subordination agreement(s) for the prior month’s Draw Request executed by each Contractor and by each subcontractor, laborer and suppliers furnishing labor or materials to Contractor or subcontractor for the Mortgaged Property, in a form acceptable to Lender, together with Borrower’s affidavit to Lender that all changes and expenses incurred to date for the Mortgaged Property have been paid in full.
(11)A copy of the Plans and Specifications for the Improvements then under construction.
(12)Site development permit(s), building permit(s) (if applicable), grading permit(s) (if applicable) and all other permits required with respect to the construction of the Improvements prior to construction of work requiring the same; accordingly, it is not a requirement for an Advance to have a permit that is not then required for the construction of Improvements then in progress.
(13)Evidence that all zoning ordinances (if applicable) and all restrictive covenants affecting the Land permit the use for which the Improvements are intended and have been or will be complied with.
(14)Evidence of payment of required sums for insurance, taxes, expenses, charges and fees customarily required or recommended by Lender or any Governmental Authority, corporation, or person guaranteeing, insuring or purchasing, committing to guaranty, insure, purchase or refinance the Loan or any portion thereof.
(15)A current financial statement of Guarantor certified by said Guarantor.
(16)A Guaranty executed by Guarantor and an Environmental Indemnity Agreement executed by Guarantor and Borrower.
(17)A schedule of construction progress for the Improvements with the anticipated date and amounts of each Advance for the same.
(18)Copies of all agreements entered into by Borrower or its operating partner pertaining to the development, construction and completion of the Improvements or pertaining to materials to be used in connection therewith, together with a schedule of anticipated dates and amounts of each Advance for the same.
(19)Environmental site assessment report with respect to the Mortgaged Property prepared by a firm of engineers approved by Lender, which report shall be satisfactory in form and substance to Lender, certifying that there is no evidence that any Hazardous Substance have been generated, treated, stored or disposed of on any of the Mortgaged Property and none exists on, under or at the Mortgaged Property.
(20)A soils and geological report covering the Land issued by a laboratory approved by Lender, which report shall be satisfactory in form and substance to Lender, and shall include a summary of soils test borings.
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(21)Intentionally Omitted.
(22)Borrower shall have opened its primary operating account for the Mortgaged Property with Lender.
(23)Such other instruments, evidence or certificates as Lender may reasonably request.
(j)Lender shall have ordered and received, at Borrower’s expense, an Appraisal of the Mortgaged Property, prepared by an appraiser acceptable to Lender and presented and based upon such standards as may be required by Lender.
(k)Lender shall have received payment of the Commitment Fee.
(l)Borrower shall have furnished evidence to Lender that it: (i) has contributed Borrower’s Equity (Initial), and which equity shall be used to pay for project costs in accordance h the Budget prior to any Advances under this Agreement and (ii) is otherwise in compliance with Section 2.9 hereof.
(m)Lender’s shall have received and approved the plan and cost review related to the construction of the Improvements.
(n)Bartoni Partner shall have contributed to Borrower Bartoni Partner's Initial Capital Contribution (as defined in the JV Agreement).
Section 3.2Conditions to Advances. The obligation of Lender to make each Advance hereunder, including the Initial Advance, shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:
(a)The conditions to the Initial Advance shall have been satisfied.
(b)No Event of Default shall have occurred and then be continuing under this Agreement or any of the other Loan Documents.
(c)The Loan Documents shall be and remain outstanding and enforceable in accordance with their terms, all as required hereunder.
(d)Lender shall have received a title report dated within two (2) days of the requested Advance from the Title Company showing no state of facts objectionable to Lender, including, but not limited to, a showing that title to the Land is vested in Borrower and that no claim for mechanics’ or materialmen’s liens has been filed against the Mortgaged Property, and Lender shall receive a down date endorsement to the Title Insurance in connection with such Advance confirming same.
(e)A monthly construction status report for the Improvements shall be prepared and submitted by Borrower to Lender on or before the tenth (10th) day of each month, commencing upon commencement of construction of the Improvements and continuing for each month thereafter until completion of the Improvements.
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(f)Completion of any inspections required by Lender with respect to any work performed since the date of the last Advance.
(g)The representations and warranties made by Borrower, as contained in this Agreement and in all other Loan Documents shall be true and correct in all material respects as of the date of each Advance; and if requested by Lender, Borrower shall give to Lender a certificate to that effect.
(h)The covenants made by Borrower to Lender, as contained in this Agreement and in all other Loan Documents shall have been fully complied with, except to the extent such compliance may be limited by the passage of time or the completion of construction of the Improvements.
(i)Lender shall have received (i) a fully executed copy of each Construction Contract then in effect or copy thereof; (ii) a report of any changes, replacements, substitutions, additions or other modification in the list of contractors, subcontractors and materialmen involved or expected to be involved in the construction of the Improvements; and (iii) all permits required under Section 3.1(i)(12) above for Improvements then under construction.
(j)Lender shall have received from Borrower a Draw Request for such Advance (including, with respect to the amounts requested therein, a schedule of values noting the percentage of completion of the applicable Improvements), completed, executed and sworn to by Borrower and Contractor, with the Inspecting Person’s approval noted thereon, stating that the requested amount does not exceed the difference of one hundred percent (100%) of the then unpaid cost of construction of the Improvements since the last certificate furnished hereunder less Retainage required hereunder for such requested amount; that said construction was performed in substantial accordance with the Plans and Specifications; and that, in the opinion of Borrower, the applicable Contractor and the applicable Design Professional, construction of the Improvements can be completed on or before the Completion Date for an additional cost not in excess of the amount then available under the Loan.
(k)Borrower shall have furnished to Lender, from each Contractor and each subcontractor and/or materialmen providing labor and or supplies or materials to Contractor or a subcontractor for the Mortgaged Property: (i) intentionally deleted, (ii) conditional lien waivers and releases of lien (on forms approved by Lender) with respect to the amounts requested in the current Draw Request, (iii) unconditional lien waivers and releases (on the statutory form) with respect to the amounts Advanced pursuant to the immediately prior Draw Request, and (iv) such other instruments and documents as Lender may from time to time specify in its reasonable discretion, in form and content, and containing such certifications, approvals and other data and information, as Lender may reasonably require. The lien waivers and other documents shall cover and be based upon work actually completed or materials actually furnished by the Contractor or any subcontractor and/or materialmen providing labor, supplies or materials to Contractor or a subcontractor for the Mortgaged Property.
(l)There shall exist no default or breach by any obligated party (other than Lender) under the Loan Documents.
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(m)The Improvements shall not have been materially injured, damaged or destroyed by fire or other casualty, nor shall any part of the Mortgaged Property be subject to condemnation proceedings or negotiations for sale in lieu thereof.
(n)All work typically done at the stage of construction when the Advance is requested shall have been done, and all materials, supplies, chattels and fixtures typically furnished or installed at such stage of construction shall have been furnished or installed.
(o)All personal property not yet incorporated into the Improvements but which is to be paid for out of such Advance, must then be located upon the Land, secured in a method acceptable to Lender, and Lender shall have received evidence thereof, or if stored off-site, must be stored in a secured area and must be available for inspection by the Inspecting Person. Any materials stored off-site shall be stored in a third-party bonded warehouse acceptable to Lender, with adequate safeguards and insurance to prevent loss, theft, damage or commingling with other materials not intended to be used in the construction of the Improvements; provided, further, (i) Borrower shall give Lender prior notice of the off-site storage of any materials and (ii) any materials stored must be incorporated within 60 days after receipt of Loan proceeds from Lender to pay for such materials, unless such date is extended in writing by Lender.
(p)Borrower shall have complied with all reasonable requirements of the Inspecting Person to insure compliance with the Plans and Specifications and all requirements of the Governmental Authorities.
(q)If the Improvements are being built for any party under a purchase or construction contract, then Lender at its election may require the approval of such purchaser before making any additional Advance.
(r)Borrower shall have fully completed (to the extent applicable), signed, notarized and delivered to Lender the Draw Request.
(s)The Loan shall be “in balance” as provided in Section 3.4 (i.e., the unfunded Loan proceeds and any portion of the Borrower’s Equity (Initial) and the Borrower's Equity (Subsequent) not yet expended are sufficient to complete construction of the Improvements in accordance with the Plans and Specifications and pay for all costs of construction in connection therewith), and if Lender requires a Borrower’s Deposit in accordance with Section 3.4 below, then (x) Borrower shall have made such Borrower’s Deposit with Lender as provided thereunder and (y) Borrower shall have collaterally assigned such Borrower’s Deposit to Lender to put the Loan in balance by executing an assignment satisfactory to Lender.
(t)Borrower shall have funded all Borrower's Equity (Initial) requirements indicated on the Budget.
(u)Borrower shall have delivered to Lender, within the timeframes set forth in Exhibit F attached hereto, all of the Post-Closing Requirements.
(v)To the extent construction has commenced and progressed with respect to the Tecoma Improvements as of the date of the applicable Draw Request, Borrower shall have
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furnished to Lender: (i) evidence that SPOC's Share is available to pay for the applicable portion of the Tecoma Improvements with respect to the amounts requested in the current Draw Request to pay for the Tecoma Improvements and (ii) evidence that SPOC's Share was applied to pay for the applicable portion of the Tecoma Improvements with respect to amounts Advanced to pay for the Tecoma Improvements pursuant to the immediately prior Draw Request.
(w)Lender shall have determined in its reasonable discretion that Borrower is in compliance with Section 2.9 hereof.
Section 3.3Advance Not A Waiver. No Advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Lender’s obligation to make further Advances, nor, in the event Borrower is unable to satisfy any such condition, shall any such Advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default.
Section 3.4Borrower’s Deposit. If at any time after Borrower has met its funding requirements under Section 3.1(l) above with respect to its required cash equity, Lender shall in its sole discretion deem that the undisbursed proceeds of the Loan are insufficient to meet the costs of completing construction of the Improvements, including without limitation, any and all Soft Costs for the Improvements, Lender may refuse to make any additional Advances to Borrower hereunder until Borrower shall have deposited with Lender sufficient additional funds (“Borrower’s Deposit”) to cover the deficiency which Lender deems to exist. Such Borrower’s Deposit will be disbursed by Lender to Borrower pursuant to the terms and conditions hereof as if they constituted a portion of the Loan being made hereunder prior to any further Advances of the Loan proceeds. Borrower agrees upon fifteen (15) days written demand by Lender to deposit with Lender such Borrower’s Deposit. Lender agrees that the Borrower’s Deposit shall be placed in an interest-bearing account. Borrower hereby grants a security interest to Lender in and to the Borrower’s Deposit and such account, and agrees that at any time during the existing of an Event of Default, Lender shall have the right to offset any Borrower’s Deposit against the Indebtedness then outstanding, in addition to any and all other remedies provided under this Agreement and the other Loan Documents or otherwise available at law or in equity.
Section 3.5Advance Not An Approval. The making of any Advance or part thereof shall not be deemed an approval or acceptance by Lender of the work theretofore done. Lender shall have no obligation to make any Advance or part thereof after the happening of any Event of Default, but shall have the right and option so to do; provided that if Lender elects to make any such Advance, no such Advance shall be deemed to be either a waiver of the right to demand payment of the Loan, or any part thereof, or an obligation to make any other Advance.
Section 3.6Time and Place of Advances. All Advances are to be made at the office of Lender, or at such other place as Lender may designate; and Lender shall require five (5) Business Days prior notice in writing before the making of any such Advance. Lender shall not be obligated to undertake any Advance hereunder more than once in any 30-day period. Except as set forth in this Agreement, all Advances are to be made by direct deposit into the Special Account. In the event Borrower shall part with or be in any manner whatever deprived of Borrower’s interests in the Land, Lender may, at Lender’s option but without any obligation to do so, continue to make Advances under this Agreement, and subject to all its terms and conditions, to such Person or Persons as may succeed to Borrower’s title and interest and all
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sums so disbursed shall be deemed Advances under this Agreement and secured by the Deed of Trust and all other liens or security interests securing the Loan.
Section 3.7Retainage. An amount equal to ten percent (10%) of the cost of construction of the Improvements (“Retainage”) shall be retained by Lender and shall be paid over by Lender to Borrower, provided that no lien claims are then filed against the Mortgaged Property, when all of the following have occurred to the satisfaction of Lender with respect to those Improvements covered by a Construction Contract:
(a)Lender has received a completion certificate prepared by the Inspecting Person and executed by Borrower and the Design Professional stating that the Improvements have been completed in accordance with the Plans and Specifications, together with such other evidence that no mechanics or materialmen’s liens or other encumbrances have been filed and remain in effect against the Mortgaged Property which have not been bonded to Lender’s satisfaction (and otherwise in accordance with all applicable Governmental Requirements) and that all offsite utilities and streets, if any, have been completed to the satisfaction of Lender and any applicable Governmental Authority;
(b)each applicable Governmental Authority shall have duly inspected and approved the Improvements and issued the appropriate permit, license or certificate to evidence such approval;
(c)forty (40) days shall have elapsed from the later of (i) the date of completion of the Improvements, as specified in Texas Property Code §53.106, if the Affidavit of Completion provided for in this Agreement is filed within ten (10) days after such date of completion, or (ii) the date of filing of such Affidavit of Completion if such Affidavit of Completion is filed ten (10) days or more after the date of the completion of the Improvements as specified in Texas Property Code §53.106;
(d)receipt by Lender of an as-built ALTA survey of the Mortgaged Property, in form reasonably acceptable to Lender; and
(e)receipt by Lender of evidence satisfactory to Lender that payment in full has been made for all obligations incurred in connection with the construction and completion of all off-site utilities and improvements (if any) as required by Lender or any Governmental Authority.
Notwithstanding anything to the contrary contained herein, Retainage will not be applicable to Contractor's general conditions costs, costs of insurance and bonds or costs of materials purchased directly by Contractor.
Section 3.8No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialmen, subcontractors, contractors, laborers or others for goods and materials supplied or work and labor furnished in connection with the construction of the Improvements or for debts or claims accruing to any such Persons against Borrower. Lender shall not be liable for the manner in which any Advances under this Agreement may be applied by Borrower, Contractor
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and any of Borrower’s other contractors or subcontractors. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other Person other than Borrower. Without limiting the generality of the foregoing, Advances made to any contractor, subcontractor or supplier of labor or materials, pursuant to any requests for Advances, whether or not such request is required to be approved by Borrower, shall not be deemed a recognition by Lender of a third-party beneficiary status of any such Person.
Section 3.9Interest Reserve. Subject to the conditions to the making of Advances hereunder, Lender shall make an Advance of funds held in the Interest Reserve as necessary to pay interest on the Advances (up to a maximum aggregate of Advances of $3,000,000.00), which Advance shall constitute a principal Advance under the Loan, and such Advance shall be deemed to have been made at Borrower’s request; provided, however, Advances will only be made from the Interest Reserve to pay interest to the extent that the net cash flow received from the operation of the Mortgaged Property, after all operating expenses of the Mortgaged Property have been paid current, is insufficient to pay such interest. Under no circumstances shall any undisbursed proceeds of the Loan be disbursed to pay accrued interest thereon during the construction phase upon depletion of the balance of the Interest Reserve, or to the extent that revenues from the Mortgaged Property, after payment of all other operating expenses of the Mortgaged Property, are sufficient to pay the accrued interest or other amounts then due and payable under the Loan Documents. For the avoidance of doubt, at no time shall funds held in the Interest Reserve be used to pay anything other than interest pursuant to the terms of this Section. In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest thereon during the construction phase, Lender may handle such disbursement and payment by making appropriate entries on the books and records of Lender, whereupon a statement summarizing such entries shall be furnished to Borrower.
Section 3.10Additional Expenditures by Lender. Borrower agrees that all sums paid or expended by Lender under the terms of this Agreement in excess of the amount of the Loan shall be considered to be an additional loan to Borrower and the repayment thereof, together with interest thereon at the Default Rate (as defined in the Note), from the date of demand by Lender until the date paid, shall be secured by the Deed of Trust and the other Loan Documents and shall be immediately due and payable within ten (10) days of written notice to Borrower, and Borrower agrees to pay such sum upon demand. Nothing contained herein, however, shall obligate Lender to make such advances. In addition to the foregoing, if Borrower fails to perform any act or to take any action or to pay any amount provided to be paid by it under the provisions of any of the covenants and agreements contained in this Agreement or any other Loan Document, Lender may but shall not be obligated to perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender shall be an advance against the Note and shall bear interest from the date of making such payment until paid at the Default Rate and shall be part of the Indebtedness secured by the Deed of Trust, and Lender upon making any such payment shall be subrogated to all rights of the Person receiving such payment. Lender will endeavor to promptly notify Borrower of such amounts paid by Lender hereunder, but Lender’s failure to do so shall not
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create or give rise to any liability on Lender’s part or impair or affect any of Lender’s rights and remedies under this Agreement or any of the other Loan Documents.
Section 3.11Borrower's Equity (Subsequent). The obligation of Lender to make the final Advance hereunder (which for the avoidance of doubt includes any Advance of Retainage) is subject to Borrower delivering evidence to Lender that the Borrower's Equity (Subsequent) has been contributed to the Mortgaged Property and used to pay for the Tecoma Improvements.
Article 4
WARRANTIES AND REPRESENTATIONS
Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of the Agreement, as follows:
Section 4.1Plans and Specifications. The Plans and Specifications for the Improvements are satisfactory to Borrower, are in compliance with all Governmental Requirements in all material respects and, to the extent required by Governmental Requirements or any effective restrictive covenant, have been approved by each Governmental Authority (or will timely be approved by the applicable Governmental Authority when required for construction) and/or by the beneficiaries of any such restrictive covenant affecting the Mortgaged Property.
Section 4.2Governmental Requirements. No violation of any Governmental Requirements exists or will exist with respect to the Mortgaged Property and neither Borrower nor the Guarantor is, nor will either be, in default with respect to any Governmental Requirements.
Section 4.3Utility Services. All utility services of sufficient size and capacity necessary for the construction and occupancy of residential units contemplated to be constructed in the Phase I Land after completion of the Improvements will be available upon completion of the Improvements, including potable water, storm and sanitary sewer, gas, electric and telephone facilities. All utility services of sufficient size and capacity necessary for the construction and occupancy of residential units contemplated to be constructed in the Phase I Land are available (or will be available upon completion of construction of the Improvements contemplated by the Plans and Specifications) within the Land for connection to residential units, including potable water, storm and sanitary sewer, gas, electric and telephone facilities.
Section 4.4Access. All roads necessary for the full utilization of the Land for its intended purposes have been completed or will be completed in accordance with the Plans and Specifications and public roads will have been dedicated to the public use and accepted by the appropriate Governmental Authority.
Section 4.5Financial Statements. Each financial statement of Borrower and Guarantor delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with general accepted accounting principles, or other good accounting principles approved by Lender in writing, applied on a basis consistent with that of previous statements and completely and accurately disclose the financial condition of Borrower and
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Guarantor (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no material adverse change in either Borrower’s or Guarantor’s financial condition subsequent to the date of the most recent financial statement of Borrower and Guarantor delivered to Lender.
Section 4.6Statements. No certificate, statement, report or other information delivered heretofore, concurrently herewith or hereafter by Borrower or Guarantor to Lender in connection herewith, or in connection with any transaction contemplated hereby, contains or will contain any untrue statement of a material fact or fails to state any material fact necessary to keep the statements contained therein from being misleading, and same were true, complete and accurate as of the date hereof.
Section 4.7Intentionally Omitted.
Section 4.8No Commencement. As of the date hereof, no steps to commence construction on the Land have been taken, including, without limitation, steps to clear or otherwise prepare the Land for construction or the delivery of material for use in construction of the Improvements; and no action has been taken under the Construction Contract or any other contract or other agreement for construction which could give rise to a lien on the Land.
Section 4.9Patriot Act. Borrower and Guarantor are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executive order relating thereto, (b) the Patriot Act, and (c) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
Article 5
COVENANTS OF BORROWER
Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Deed of Trust shall have been released, as follows:
Section 5.1Commencement and Completion. Borrower will cause the construction of the Improvements to commence by the Commencement Date and to be prosecuted with diligence and continuity and will complete the same in all material respects in accordance with the Plans and Specifications for the Improvements on or before the Completion Date and within the Budget (subject to any increases in the Budget funded by additional equity contributed by Borrower or Guarantor), free and clear of liens or claims for liens for material supplied and for labor services performed in connection with the construction of the Improvements.
Section 5.2No Changes. Borrower will not amend, alter or change (pursuant to change order, amendment or otherwise) the Plans and Specifications for the Improvements unless the same shall have been approved in advance in writing by Lender, by all applicable
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Governmental Authorities; provided, however, Borrower shall have the right to approve change orders without Lender’s consent which do not individually exceed $75,000.00, or in the aggregate exceed $300,000.00 for the Improvements.
Section 5.3Advances. Borrower will receive the Advances and will hold same as a trust fund for the purpose of paying the cost of construction of the Improvements and related non-construction costs related to the Mortgaged Property as provided for herein. Borrower will apply the same promptly to the payment of the costs and expenses for which each Advance is made and will not use any part thereof for any other purpose.
Section 5.4Lender’s Expenses. Borrower will reimburse Lender for all out-of-pocket expenses of Lender, including reasonable attorneys’ fees, incurred in connection with the preparation, execution, delivery, administration and performance of the Loan Documents.
Section 5.5Surveys. Borrower will furnish Lender at Borrower’s expense (an as-built survey, each prepared by a registered engineer or surveyor acceptable to Lender, showing the locations of the Improvements, and certifying that same are entirely within the property lines of the Land (except for that portion of the Improvements that designed and contemplated to be offsite improvements), do not impermissibly encroach upon any easement, setback or building line or restrictions, are placed in accordance with the Plans and Specifications, all Governmental Requirements and all restrictive covenants affecting the Land and/or the Improvements, and showing no state of facts objectionable to Lender in its reasonable discretion. All surveys shall be in form and substance and from a registered public surveyor acceptable to Lender in its reasonable discretion.
Section 5.6Defects and Variances. Borrower will, upon demand of Lender and at Borrower’s sole expense, correct any structural defect in the Improvements or any variance from the Plans and Specifications for the Improvements (except for those for which Lender’s approval is not required under Section 5.2 above) which is not approved in writing by Lender.
Section 5.7Estoppel Certificates. Borrower will deliver to Lender, promptly after request therefor, estoppel certificates or written statements, duly acknowledged, stating the amount that has then been advanced to Borrower under this Agreement, the amount due on the Note, and whether any known offsets or defenses exist against the Note or any of the other Loan Documents.
Section 5.8Inspecting Person. Borrower will pay the fees and expenses of, and cooperate, with the Inspecting Person and will cause the Design Professional, the Contractor, each contractor and subcontractor and the employees of each of them to cooperate with the Inspecting Person and, upon request, will furnish the Inspecting Person whatever the Inspecting Person may consider necessary or useful in connection with the performance of the Inspecting Person’s duties. Without limiting the generality of the foregoing, Borrower shall furnish or cause to be furnished such items as working details, Plans and Specifications and details thereof, samples of materials, licenses, permits, certificates of public authorities, zoning ordinances, building codes and copies of the contracts between such Person and Borrower (if applicable) as may be requested by Lender. Borrower will permit Lender, the Inspecting Person and their representative to enter the Mortgaged Property for the purposes of inspecting same. Borrower
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acknowledges that the duties of the Inspecting Person run solely to Lender and that the Inspecting Person shall have no obligations or responsibilities whatsoever to Borrower, Contractor, the Design Professional, or to any of Borrower’s or Contractor’s agents, employees, contractors or subcontractors.
Section 5.9BROKERS. BORROWER WILL INDEMNIFY LENDER FROM CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY TO THE EXTENT SUCH BROKER WAS CONTACTED OR HIRED BY BORROWER OR EITHER OF ITS JOINT VENTURERS.
Section 5.10Personalty and Fixtures. Borrower will deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated in the Improvements or subject to the lien or security interests of the Deed of Trust.
Section 5.11Compliance with Governmental Requirements. Borrower will comply promptly with all Governmental Requirements.
Section 5.12Compliance with Restrictive Covenants. Borrower will comply with all restrictive covenants, if any, affecting the Mortgaged Property. Construction of the Improvements will be performed in a good and workmanlike manner. Except for that portion of the Improvements designed to be offsite improvements, the Improvements will be within the perimeter boundaries of the Land and within all applicable building and setback lines in accordance with all Governmental Requirements and the Plans and Specifications. There are, and will be, no structural defects in the Improvements.
Section 5.13Affidavit of Commencement. Within ten (10) days after the commencement of construction of the Improvements, but not before construction of the Improvements has actually begun, Borrower shall file or cause to be filed in the appropriate records of the county in which the Land is situated, an Affidavit of Commencement in the form of Exhibit C attached hereto (the “Affidavit of Commencement”) and incorporated herein by this reference, duly executed by Borrower and Contractor. The date set forth in the Affidavit of Commencement for commencement of work under the Construction Contract shall not be on or before the date on which the Deed of Trust is recorded.
Section 5.14Affidavit of Completion. Borrower, within ten (10) days after construction of the Improvements has been completed, shall file in the appropriate records in the county in which the Land is situated an Affidavit of Completion (“Affidavit of Completion”) in the form of Exhibit D attached hereto and incorporated herein by this reference.
Section 5.15Payment of Expenses. Borrower shall pay or reimburse to Lender all out-of-pocket costs and expenses relating to the Mortgaged Property and for which an Advance is made, including (without limitation), title insurance and examination charges, survey costs, insurance premiums, filing and recording fees, and other expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement.
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Section 5.16Notices Received. Borrower will promptly deliver to Lender a true and correct copy of all notices received by Borrower from any Person with respect to Borrower, Guarantor, the Mortgaged Property, or any or all of them, which in any way relates to or affects the Loan or the Mortgaged Property.
Section 5.17Advertising by Lender. Borrower agrees that during the term of the Loan, Borrower shall erect and thereafter shall maintain on the Mortgaged Property one or more advertising signs furnished by Lender indicating that the financing for the Mortgaged Property has been furnished by Lender.
Section 5.18Payments to Affiliates. Notwithstanding anything to the contrary contained in this Agreement, Lender hereby approves the Construction Management Agreement and Cost Sharing Agreement (each in the form as of the date of this Agreement, without modification) and the fees payable pursuant to the Construction Management Agreement and Cost Sharing Agreement.
Section 5.19Statements and Reports. Borrower agrees to deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:
(a)    Annual financial statements of Guarantor more particularly described in the Guaranty within ninety (90) days after the end of each calendar year, commencing in the calendar year 2023;
(b)    Annual financial statements of Borrower within ninety (90) days after the end of each calendar year, commencing in the calendar year 2023, which shall be prepared and certified to by the chief financial officer of Borrower's general partner;
(c)    Quarterly financial statements of Guarantor more particularly described in the Guaranty within forty-five (45) days after the end of each calendar quarter (except for the fourth quarter), commencing with the calendar quarter ending March 31, 2023;
(d)    Intentionally omitted;
(e)    Copies of all state and federal tax returns prepared with respect to Borrower and Guarantor within thirty (30) days of such returns being filed with the Internal Revenue Service or applicable state authority;
(f)    Copies of extension requests or similar documents with respect to federal or state income tax filings for Guarantor within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority;
(g)    As soon as available, and in any event within ninety (90) days after the end of each calendar year, a statement of the status of the MUD Reimbursables, as of such reporting period then ending certified by the chief financial officer of Borrower's general partner as to accuracy and completeness;
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(h)    Monthly sales reports and marketing reports with respect to the Improvements, Estate Lots, Pods, and the Phase II Property, within thirty (30) days after the end of each calendar month, prepared in such form and detail as Lender may reasonably require and in accordance with generally accepted accounting principles and certified to by the chief financial officer of Borrower's general partner; and
(i)    Such other financial statements and reports required to be delivered to Lender for Guarantor as set forth in the Guaranty, including without limitation, the Compliance Certificate attached as Schedule I to the Guaranty, executed by Guarantor certifying Guarantor’s compliance (or non-compliance, as the case may be) with the financial covenants applicable to Guarantor set forth in the Guaranty, which Compliance Certificate attached as Schedule I to the Guaranty shall be delivered to Lender within ninety (90) days after the end of each calendar year.
(j)    Such other reports and statements as Lender may reasonably require from time to time.
Section 5.20Mechanic’s Liens. Borrower shall not install nor otherwise incorporate in the Improvements any materials, equipment or fixtures under any conditional sales agreements or security agreement whereby the right is reserved or accrued to anyone to remove or repossess any such items. Borrower shall not cause or permit any lien or claim for lien for any labor or material to be filed or to become valid or effective against the Mortgaged Property; provided, however, that the existence of any unperfected and unrecorded mechanic’s lien shall not constitute a violation of this Section if payment is not yet due for the work giving rise to the lien. In the event a lien is filed against the Mortgaged Property, Borrower shall, upon the request of Lender, obtain an indemnity bond for such lien complying with the requirements of Tex. Property Code §§ 53.171 et. seq., and shall provide such bond to Lender within twenty (20) days of Lender’s request unless Borrower otherwise causes such lien to be released prior to the expiration of such twenty (20) day period.
Section 5.21Transfer of Ownership Interests. Except for Permitted Transfers or as otherwise expressly permitted by this Loan Agreement, Borrower shall not convey, transfer or assign any interest in the Mortgaged Property, or permit a change in any of the Equity Interests in Borrower (whether direct or indirect), except for a sale of the publicly traded stock of Stratus Properties Inc., or other Disposition, unless the written consent of the Lender is first obtained, which consent may be granted or refused in Lender’s sole discretion. Permitted Transfers may be made without the requirement of obtaining Lender's prior consent (except as may be required in the definition of Permitted Transfer).
Section 5.22Assignment of Licenses and Permits. Borrower shall not assign or transfer any of its interest in any licenses and permits pertaining to the Mortgaged Property, or assign, transfer, or remove or permit any other Person to assign, transfer, or remove any records pertaining to the Mortgaged Property without Lender’s prior written consent, which consent may be granted or refused in Lender’s sole discretion.
Section 5.23Intentionally Omitted.
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Section 5.24Single Purpose Entity. Borrower shall be a single purpose entity at all times, the only business of which is the construction, financing, ownership, maintenance and operation of the Mortgaged Property and other assets directly related to the operation of the Mortgaged Property, and always be in compliance with the JV Agreement. Borrower (i) shall exist solely for the purpose of owning the Mortgaged Property, (ii) will conduct business only in its own name, (iii) will not engage in any business or have any assets unrelated to the Mortgaged Property, (iv) does not have and will not incur any indebtedness other than the Loan and trade payables incurred in the ordinary course of business and which are paid prior to the delinquency date thereof, (v) will have its own separate books, records, and accounts (with no commingling of assets), (vi) will hold itself out as being an entity separate and apart from any other entity, and (vii) will observe corporate formalities independent of any other entity. Borrower shall immediately provide Lender with copies of any amendments or modifications of its formation or Organization Documents.
Section 5.25Insurance. Borrower shall obtain and maintain such insurance and evidence of insurance as Lender may reasonably require, including but not limited the insurance described on Exhibit E attached hereto. To the extent there are any express inconsistencies between the coverages or deductibles set forth on Exhibit E and the insurance required pursuant to the terms of the Deed of Trust or any of the other Loan Documents, Exhibit E shall control. In the event that Borrower fails to insure or fails to pay the premiums on any required insurance (including, without limitation, flood insurance), Lender may (but is not obligated to) have the insurance issued or renewed (and pay the premiums on it for the account of Borrower) in amounts and with companies and at premiums as Lender deems appropriate or, with respect to flood insurance, as required by the Flood Laws. Any sums paid by Lender for insurance as provided above shall be added to the Indebtedness.
Section 5.26Deposit Accounts. Borrower shall maintain all primary operating accounts of Borrower and for the Mortgaged Property with Lender.
Section 5.27Intentionally Omitted.
Section 5.28Restricted Distributions and other Payments. Except for the Initial SPOC Payments, all capital contributed to the Mortgaged Property shall remain in the Mortgaged Property until the Loan is paid off in full. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Borrower's Equity (Initial) and Borrower's Equity (Subsequent) shall remain in the Mortgaged Property until the Loan is paid off in full. Except for the Initial SPOC Payments, during the term of the Loan Borrower shall not make any distribution of assets to any holder of a partnership interest or other ownership interest in Borrower, whether or not such a distribution is permitted under the terms of the JV Agreement, including without limit return of capital contributions, repayment of any loans made to Borrower by any holder of a partnership interest or other ownership interest in Borrower, distributions upon termination, liquidation or dissolution of Borrower or any development, property management, accounting or other fees payable to any holder of a partnership interest or other ownership interest in Borrower that would constitute a return of capital contributed to the Borrower by a holder of a partnership interest or other ownership interest in Borrower. Without limiting the foregoing, Borrower shall not at any time make a distribution of assets that would cause the Loan to constitute a high volatility commercial real estate ("HVCRE") exposure as
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that term is defined pursuant to Part 217 of Chapter II of title 12 of the Code of Federal Regulations as modified by the revisions to Section 217.2 effective April 1, 2020. If, at any time, for any reason, the Loan constitutes an HVCRE exposure pursuant to Part 217 of Chapter II of title 12 of the Code of Federal Regulations as so modified, and the result of the foregoing is to increase the cost to Lender of making or maintaining the Loan or to reduce the return received by Lender in connection with the Loan, then, Lender, at its option, may immediately increase the Applicable Margin (as defined in the Note) to a rate determined by Lender, in its sole discretion, that shall cause the Lender to receive the same return it would have received had the Loan not constituted an HVCRE exposure. The restrictions of this Section on the distribution of assets shall terminate as of the date on which (a) the Improvements shall have been completed in substantial accordance with the Plans and Specifications (as determined by Lender in Lender's sole discretion), (b) all bills and invoices incurred in connection with construction of the Improvements have been paid in full, and final lien releases and waivers for all costs incurred in connection with construction of the Improvements have been provided to Lender or any disputed mechanics or materialmen's lien has been bonded over and released from the Mortgaged Property in accordance with the Texas Property Code (as determined by Lender in Lender's sole discretion), and (c) the cash flow being generated by the Mortgaged Property is sufficient to support the debt service and expenses of the Mortgaged Property at a minimum debt service coverage ratio of 1.15 to 1.00. For the purposes of this Section, the “minimum debt service coverage ratio” shall be calculated by dividing (i) the Net Operating Income (before payment of debt service), as of the date of calculation by (ii) the sum of (A) interest which would be payable on the aggregate principal amount outstanding under the Loan during the following twelve (12) month period at the Assumed Interest Rate (defined below) and after giving effect to the assumed amortization under the following clause, plus (B) the amount of principal which would be payable during the same period according to a schedule that would fully amortize the aggregate principal amount outstanding under the Loan over a thirty (30) year period at the Assumed Interest Rate. As used in this Section, the “Assumed Interest Rate” means the greater of (i) the annual yield payable on the date of calculation on ten (10) year United States Treasury obligations in amounts approximating the then-outstanding principal balance of the Loan plus two hundred (200) basis points, or (ii) the per annum rate of interest then in effect under the Note as of the date of calculation.
Section 5.29Restricted Payments. Except for the Initial SPOC Payments, Borrower shall not declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any of its Equity Interests, as applicable, or purchase, redeem or otherwise acquire for value any of its Equity Interests, as applicable, or any warrants, rights or options to acquire any of its Equity Interests, now or hereafter outstanding.
Section 5.30Post-Closing Obligations. Borrower shall deliver to Lender the Post-Closing Requirements within the timeframes set forth on Exhibit F.
Section 5.31Partial Release. Borrower may, at any time and from time to time, obtain a Partial Release of a Release Parcel from the liens and all other interests of Lender existing by virtue of the Loan Documents upon satisfaction of all the following terms and conditions:

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(a)    Borrower shall have delivered written notice to Lender not less than thirty (30) days prior to the proposed date of the Partial Release.
(b)    the Improvements shall have been completed in substantial accordance with the Plans and Specifications and all bills and invoices incurred in connection with construction of the Improvements have been paid in full, and final lien releases and waivers for all costs incurred in connection with construction of the Improvements have been provided to Lender or any disputed mechanics or materialmen's lien has been bonded over and released from the Mortgaged Property in accordance with the Texas Property Code.
(c)    The recordation of the final plat of the Phase II Land, such final plat to be in form and substance approved by Lender in its reasonable discretion (the "Plat").
(d)    No Event of Default shall exist and be continuing under the Loan Documents as of the date of notice in clause (a) above or on the date the Partial Release is to become effective.
(e)    Lender shall have received any and all sums then due and payable under the Loan Documents, and Borrower shall have paid to Lender for such Partial Release, on or before the date of the Partial Release, an amount equal to the sum of (i) the Release Price, and (ii) any interest rate breakage costs then due and payable (if any) as determined by Lender with respect to the portion of the principal so prepaid.
(f)    Lender shall have received evidence satisfactory to Lender that, after giving effect to the applicable Partial Release, the Loan-to-Value Ratio of the Remaining Property is less than or equal to 25.12%.
(g)    Lender shall have received evidence satisfactory to Lender that: (i) the portion of the Mortgaged Property not being released (the “Remaining Property”) and the Release Parcel are each comprised of one or more legal parcels lawfully created in compliance with all applicable legal requirements, including without limitation, those pertaining to subdivisions, plat, replats or other land divisions and (ii) the Remaining Property has the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary for the continued operation thereof in a manner satisfactory to Lender, including all ingress and egress to public rights-of-way which are necessary for the legal and efficient operation of the Mortgaged Property such that the Remaining Property is a separate, economically viable project and otherwise complies (and will comply after the Partial Release) with all applicable legal requirements and otherwise in a manner acceptable to Lender.
(h)    Such Partial Release will not affect the priority of the lien or liens on the Remaining Property.
(i)    Upon the recording of the Partial Release, Borrower shall use good faith and diligent efforts to cause the Release Parcel to constitute a separate tax lot with a separate tax assessment, independent of the Remaining Property, and shall in any event complete the foregoing no later than the end of the calendar year of the year of the Partial Release.

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(j)    At least ten (10) days prior to the date of the Partial Release, Borrower shall deliver to Lender at Borrower’s expense the form of the partial release to be executed by Lender (which form of release must be satisfactory to Lender in form and substance).
(k)    At the time of the Partial Release, Borrower shall pay all costs and expenses incurred by Lender in connection therewith (including reasonable attorney’s fees and expenses) and Borrower shall, at its sole cost and expense, obtain and deliver to Lender a T-38 endorsement of the Title Insurance in form and content acceptable to the Lender.
(l)    Borrower shall have furnished evidence to Lender that it has contributed Borrower’s Equity (Subsequent).
Section 5.32Cost Sharing Agreement. Borrower shall not amend or authorize to be amended the Cost Sharing Agreement without the prior consent of Lender, such consent to not be unreasonably withheld.
Section 5.33Condominium. Borrower shall not operate the Mortgaged Property, or permit the Mortgaged Property to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Mortgaged Property or any part thereof, as tenant stockholders or otherwise. Borrower shall not execute any documentation establishing the Mortgaged Property as a condominium. The foregoing notwithstanding, Borrower and Lender acknowledge that it is anticipated that the Pods may be subject to one or more declarations for condominium regime prior to commencement of construction of residential units thereon (which is anticipated to occur at the maturity of the Loan). Borrower will not encumber Pods with one or more declarations of condominium regime unless and until Lender has approved the applicable declaration(s) of condominium regime such approval to be provided or withheld in Lender's sole discretion.
Article 6
ASSIGNMENTS
Section 6.1Assignment of Construction Contract. As additional security for the payment of the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under and to each Construction Contract upon the following terms and conditions:
(a)Borrower represents and warrants that the copy of each Construction Contract Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff or encumbrance.
(b)Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Construction Contract. BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST,
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LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.
(c)Following any required notice and opportunity to cure, Lender shall have the right at any time thereafter (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder. LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF LENDER, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION. THIS INDEMNITY INCLUDES ANY LIABILITY ASSERTED AGAINST LENDER ON ACCOUNT OF LENDER’S NEGLIGENCE OR ALLEGED NEGLIGENCE, BUT NOT ANY LIABILITY ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(d)Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact effective upon the occurrence of an Event of Default, in Borrower’s or Lender’s name, to enforce all rights of Borrower under each Construction Contract. Such appointment is coupled with an interest and is therefore irrevocable.
(e)Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract, provided that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.
(f)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.
Section 6.2Assignment of Plans and Specifications. As additional security for the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower’s right, title and interest in and to the Plans and Specifications and hereby represents and warrants to and agrees with Lender as follows:
(a)Each schedule of the Plans and Specifications for the Improvements delivered or to be delivered to Lender is and shall be a complete and accurate description of such Plans and Specifications.
(b)The Plans and Specifications for the Improvements are and shall be complete and adequate for the construction of the Improvements and there have been no modifications thereof except as described in such schedule. The Plans and Specifications shall not be modified without the prior consent of Lender.
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(c)Lender may use the Plans and Specifications for the Improvements for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements.
(d)Lender’s acceptance of this assignment shall not constitute approval of the Plans and Specifications by Lender. Lender has no liability or obligation in connection with the Plans and Specifications and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans and Specifications for the Improvements. Lender has no duty to inspect the Improvements, and if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower or any other party arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans and Specifications or any other requirement or constitute a waiver of Lender’s right thereafter to insist that the Improvements be constructed in accordance with the Plans and Specifications or any other requirement.
(e)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.
Section 6.3Assignment of Design Services Contract. As additional security for the payment of the Loan, Borrower hereby collaterally transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under and to each Design Services Contract upon the following terms and conditions:
(a)Borrower represents and warrants that the copy of each Design Services Contract Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff or encumbrance.
(b)Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Design Services Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Design Services Contract. BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.
(c)Following any required notice and opportunity to cure, Lender shall have the right at any time thereafter (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Design Services Contract or to protect the rights of Borrower or Lender thereunder. LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR IN ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF LENDER,
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AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEYS’ FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION. THIS INDEMNITY INCLUDES ANY LIABILITY ASSERTED AGAINST LENDER ON ACCOUNT OF LENDER’S NEGLIGENCE OR ALLEGED NEGLIGENCE, BUT NOT ANY LIABILITY ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(d)Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact effective upon the occurrence of an Event of Default, in Borrower’s or Lender’s name, to enforce all rights of Borrower under each Design Services Contract. Such appointment is coupled with an interest and is therefore irrevocable.
(e)Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Design Services Contract, provided that Borrower shall not cancel or amend any Design Services Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.
(f)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.
Section 6.4Assignment of Proceeds. Borrower hereby further collaterally transfers and assigns to Lender and acknowledges that Lender shall be entitled to receive (i) any and all sums which may be awarded and become payable to Borrower for condemnation of all or any portion of the Mortgaged Property, or (ii) the proceeds of any and all insurance upon the Mortgaged Property (other than the proceeds of general public liability insurance).
(a)Borrower shall, upon request of Lender, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect and receipt for any of such insurance or condemnation proceeds.
(b)Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.
(c)Any sums so received by Lender pursuant to this Section 6.4 may, in Lender’s sole discretion, be provided back to Borrower for restoration of the Mortgaged Property, in the amounts, manner, method and pursuant to such requirements in documents as Lender may require, or shall be applied to the liquidation of the Indebtedness in accordance with the provisions of Section 6.4 of the Deed of Trust; provided, however, if Lender determines that the Mortgaged Property can be restored prior to the maturity date of the Note, and no Event of Default exists, then Lender will apply the proceeds to the restoration of the Mortgaged Property.
Section 6.5Assignment of Reimbursables. As additional security for the Loan, Borrower has transferred and assigned to Lender all of Borrower's rights, title and interests in and to certain reimbursements and credits due Borrower from various municipal utility districts,
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and certain management and other fees, all as more fully set forth in the Assignment of Reimbursables and Other Fees now or hereafter executed by Borrower (collectively, the “Assignments”). Any default which remains uncured beyond any grace or cure period under the Assignments shall also constitute an Event of Default hereunder. Said Assignments shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.
Section 6.6Assignment of Cost Sharing Agreement. As additional security for the payment of the Loan, Borrower hereby grants a security interest to Lender in, and collaterally transfers and assigns to Lender all of Borrower’s right and interests in and under the Cost Sharing Agreement, including, without limitation, Borrower's right to receive any of the Progress Payments (as defined in the Cost Sharing Agreement) or other monies due to Borrower pursuant to the Cost Sharing Agreement, but not its obligations in and under the Cost Sharing Agreement.
(a)Borrower represents and warrants that the copy of the Cost Sharing Agreement furnished to Lender is a true and complete copy thereof, including all amendments thereto, if any, and that to Borrower’s knowledge, Borrower’s interest therein is not subject to any claim, setoff or encumbrance.
(b)Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under the Cost Sharing Agreement, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Cost Sharing Agreement. Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including reasonable attorneys’ fees) resulting from any failure of Borrower to so perform all of its obligations under the Cost Sharing Agreement.
(c)During the continuance of an Event of Default, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Cost Sharing Agreement or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including reasonable attorneys’ fees) incurred in connection with any such action, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF LENDER, BUT NOT TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER.
(d)During the continuance of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, to enforce all rights of Borrower under the Cost Sharing Agreement; provided, however, Lender agrees it shall not enforce any such rights of Borrower under the Cost Sharing Agreement unless and until an Event of Default is then existing (and Borrower may exercise such rights at all other times). Such appointment is coupled with an interest and is therefore irrevocable.
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(e)At all times other than during the continuance of an Event of Default, Borrower may exercise its rights under the Cost Sharing Agreement, provided that Borrower shall not cancel or amend the Cost Sharing Agreement, except as otherwise expressly permitted by this Agreement, or do or authorize to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.
(f)This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Mortgaged Property and any corporation affiliated with Lender which assumes Lender’s rights and obligations under this Agreement.
Article 7
EVENTS OF DEFAULT
Section 7.1Events of Default. Each of the following shall constitute an “Event of Default” hereunder:
(a)If Borrower shall fail, refuse, or neglect to pay, in full, any installment or portion of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise and such default shall continue for a period of five (5) calendar days beyond any due date (provided, however, any default in making the payment due on the Maturity Date shall be an immediate Event of Default without any grace period).
(b)If Borrower shall fail, refuse or neglect, or cause others to fail, refuse, or neglect to comply with, perform and discharge fully and timely any of the Obligations in any of the Loan Documents (and which are not otherwise specifically addressed in any other subsections of this Section 7.1) as and when called for, and such failure shall continue for a period of fifteen (15) days after receipt of written notice from Lender; provided, however, Borrower shall have the right to attempt to cure said default for up to an additional forty-five (45) days if Borrower is diligently prosecuting a cure of said default.
(c)If any representation, warranty, or statement made by Borrower, Guarantor, or others in, under, or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness.
(d)If Borrower shall default or commit an event of default under and pursuant to any other mortgage or security agreement which covers or affects any part of the Mortgaged Property which is not cured within any notice or grace period.
(e)If Borrower (i) shall execute an assignment for the benefit of creditors or an admission in writing by Borrower of Borrower’s inability to pay, or Borrower’s failure to pay, debts generally as the debts become due; or (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty days after the levy; or (iii) shall allow the appointment of a receiver,
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trustee or custodian of Borrower or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; or (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks of the benefit or benefits of any Debtor Relief Law (as defined in the Deed of Trust), or takes any action in furtherance thereof; or (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Lender or the trustee under the Deed of Trust granted in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of Borrower or of the Mortgaged Property, or any part thereof, or of any significant portion of Borrower’s other property and (a) Borrower admits, acquiesces in or fails to contest diligently the material allegations thereof, or (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of filing.
(f)If Borrower, any Constituent Party (as defined in the Deed of Trust), or any Guarantor, shall die, dissolve, terminate or liquidate, or merge with or be consolidated into any other entity, or become permanently disabled.
(g)If Borrower creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions (as defined in the Deed of Trust) and subject to the right of Borrower to cure or bond over a mechanic’s or materialmen’s lien in accordance with this Agreement.
(h)Any Disposition occurs without the prior written consent of Lender except to the extent expressly permitted under this Loan Agreement.
(i)If any condemnation proceeding is instituted or threatened which would, in Lender’s sole judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.
(j)If the Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Lender’s judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.
(k)If Lender reasonably determines that any event shall have occurred that could be expected to have a Material Adverse Effect.
(l)If Borrower abandons all or any portion of the Mortgaged Property.
(m)The occurrence of any event referred to in Sections 7.1(e) and 7.1(f) hereof with respect to any Guarantor, Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively, or any part thereof (as if such Guarantor, Constituent Party or other Person were the “Borrower” in such Sections).
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(n)An Event of Default, as defined in any of the Loan Documents, occurs.
(o)Intentionally Deleted.
(p)If the construction of the Improvements are, at any time, (i) discontinued due to acts or matters within Borrower’s control for a period of ten (10) or more consecutive days, (ii) not carried on with reasonable dispatch, or (iii) not completed by the Completion Date; subject, however, to Force Majeure (hereinafter defined), not to exceed sixty (60) days in the aggregate. “Force Majeure” shall be deemed to mean that Borrower is delayed or hindered in or prevented from the performance of any act required hereunder, not the failure of Borrower, by reason of (i) inability to procure materials or reasonable substitutes thereof, (ii) failure of power, (iii) civil commotion, riots, insurrection or war, (iv) unavoidable fire or other casualty, or acts of God (v) strikes, lockouts or other labor disputes (not by Borrower’s employees), (vi) restrictive governmental law or regulation, (vii) delay by Lender of any act required of it hereunder, or (viii) any other causes of a like nature to the above listed (i) through (vii). Financial inability on the part of Borrower shall not be construed a Force Majeure hereunder. Borrower agrees to use its best efforts to resume the construction of the Improvements as soon as practicable after the cause of such delay has been removed or cancelled.
(q)If Borrower is unable to satisfy any condition of Borrower’s right to receive Advances hereunder for a period in excess of thirty (30) days after Lender’s refusal to make any further Advances.
(r)If Borrower executes any conditional bill of sale, chattel mortgage or other security instrument covering any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or covering articles of personal property placed in the Improvements, or files a financing statement publishing notice of such security instrument, or if any of such materials, fixtures or articles are not purchased in such a manner that the ownership thereof vests unconditionally in Borrower, free from encumbrances, on delivery at the Improvements, or if Borrower does not produce to Lender upon reasonable demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles.
(s)If any levy, attachment or garnishment is issued, or if any lien for the performance of work or the supply of materials is filed, against any part of the Mortgaged Property and remains unsatisfied or unbonded following the earlier of (i) twenty (20) days after the date of filing thereof or (ii) the requesting by Borrower of an Advance.
(t)Intentionally Omitted.
(u)Borrower fails to make a Borrower’s Deposit upon the written request of Lender within the time period required under this Agreement.
(v)If (i) any representation or warranty made by Guarantor in the Guaranty or any of the other Loan Documents is false or misleading in any material respect, (ii) Guarantor breaches any covenant of Guarantor set forth in the Guaranty which is not cured within fifteen (15) days after written notice from Lender or (iii) Guarantor breaches any of the negative covenants or financial covenants applicable to Guarantor set forth in Sections 5 or 6 of the Guaranty.
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(w)A default under Section 5.33 of this Agreement.
Section 7.2Remedies. Lender shall have the right, during the continuance of an Event of Default, in addition to any rights or remedies available to it under all other Loan Documents, to enter into possession of the Mortgaged Property, to succeed Borrower as the Landlord under the Leases, and/or to perform any and all work and labor necessary to complete the Improvements in accordance with the Plans and Specifications. All amounts so expended by Lender shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints (which appointment is coupled with an interest and is therefore irrevocable) Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution to complete the Improvements in the name of Borrower, and hereby empowers Lender, acting as Borrower’s attorney-in-fact, as follows: to use any funds of Borrower, including any balance which may be held in escrow, any Borrower’s Deposit and any funds which may remain unadvanced hereunder, for the purpose of completing the Improvements in the manner called for by the Plans and Specifications; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in the manner contemplated by the Plans and Specifications; to continue all or any existing construction contracts or subcontracts; to employ such contractors, subcontractors, agents, design professionals and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which are or may be liens against the Mortgaged Property, or may be necessary or desirable for the completion of the work or the clearing of title; to execute all the applications and certificates in the name of Borrower which may be required by any construction contract; and to do any and every act with respect to the construction of the Improvements which Borrower could do in Borrower’s own behalf. Lender, acting as Borrower’s attorney-in-fact, shall also have power to prosecute and defend all actions or proceedings in connection with the Mortgaged Property and to take such action and require such performance as is deemed necessary.
Article 8
LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES
Section 8.1No Obligation by Lender to Construct. Lender has no liability or obligation whatsoever or howsoever in connection with the Mortgaged Property or the development, construction or completion thereof or work performed thereon, and has no obligation except to disburse the Loan proceeds as herein agreed, Lender is not obligated to inspect the Improvements nor is Lender liable, and under no circumstances whatsoever shall Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, complete, protect or insure the Mortgaged Property, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower or Guarantor to Lender nor to any other Person without limitation. Nothing, including without limitation, any disbursement of Loan proceeds or the Borrower’s Deposit nor acceptance of any document or instrument, shall be construed as such a representation or warranty, express or implied, on Lender’s part.
Section 8.2No Obligation by Lender to Operate. Any term or condition of any of the Loan Documents to the contrary notwithstanding, Lender shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the
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management, conduct or operation of the business and affairs of Borrower or Guarantor. Any term or condition of the Loan Documents which permits Lender to disburse funds, whether from the proceeds of the Loan, the Borrower’s Deposit or otherwise, or to take or refrain from taking any action with respect to Borrower, Guarantor, the Mortgaged Property or any other collateral for repayment of the Loan, shall be deemed to be solely to permit Lender to audit and review the management, operation and conduct of the business and affairs of Borrower and Guarantor, and to maintain and preserve the security given by Borrower to Lender for the Loan, and may not be relied upon by any other Person. Further, Lender shall not have, has not assumed and by its execution and acceptance of this Agreement hereby expressly disclaims any liability or responsibility for the payment or performance of any indebtedness or obligation of Borrower or Guarantor and no term or condition of the Loan Documents, shall be construed otherwise. Borrower hereby expressly acknowledges that no term or condition of the Loan Documents shall be construed so as to deem the relationship between Borrower, Guarantor and Lender to be other than that of borrower, guarantor and lender, and Borrower shall at all times represent that the relationship between Borrower, Guarantor and Lender is solely that of borrower, guarantor and lender. BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER OR GUARANTOR, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER OR GUARANTOR, INCLUDING WITHOUT LIMITATION ANY COST, EXPENSE OR LIABILITY RESULTING FROM ANY CLAIMS OF NEGLIGENCE OR ALLEGED NEGLIGENCE BY LENDER, BUT NOT ANY COST, EXPENSE OR LIABILITY ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Section 8.3INDEMNITY BY BORROWER. BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, INCLUDING WITHOUT LIMITATION, ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES RESULTING FROM ANY CLAIMS OF NEGLIGENCE OR ALLEGED NEGLIGENCE BY LENDER, BUT NOT ANY LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS, AND EXPENSES ARISING FROM LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without intending to limit the remedies available to Lender with respect to the enforcement of its indemnification rights as stated herein or as stated in any Loan Document, in the event any claim
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or demand is made or any other fact comes to the attention of Lender in connection with, relating or pertaining to, or arising out of the transactions contemplated by this Agreement, which Lender reasonably believes might involve or lead to some liability of Lender, Borrower shall, immediately upon receipt of written notification of any such claim or demand, assume in full the personal responsibility for and the defense of any such claim or demand and pay in connection therewith any loss, damage, deficiency, liability or obligation, including, without limitation, legal fees and court costs incurred in connection therewith. In the event of court action in connection with any such claim or demand, Borrower shall assume in full the responsibility for the defense of any such action and shall immediately satisfy and discharge any final decree or judgment rendered therein. Lender may, in its sole discretion, make any payments sustained or incurred by reason of any of the foregoing; and Borrower shall immediately repay to Lender, in cash and not with proceeds of the Loan, the amount of such payment, with interest thereon at the Default Rate (as defined in the Note) from the date of such payment. Lender shall have the right to join Borrower as a party defendant in any legal action brought against Lender, and Borrower hereby consents to the entry of an order making Borrower a party defendant to any such action.
Section 8.4No Agency. Nothing herein shall be construed as making or constituting Lender as the agent of Borrower in making payments pursuant to any construction contracts or subcontracts entered into by Borrower for construction of the Improvements or otherwise. The purpose of all requirements of Lender hereunder is solely to allow Lender to check and require documentation (including, but not limited to, lien waivers) sufficient to protect Lender and the Loan contemplated hereby. Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for constructing the Improvements and paying for work done in accordance therewith and that Borrower has solely, on Borrower’s own behalf, selected or approved each contractor, each subcontractor and each materialman, Lender having no responsibility for any such Persons or for the quality of their materials or workmanship.
Article 9
MISCELLANEOUS
Section 9.1Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender, and their respective heirs, legal representatives, successors and assigns; provided, however, that Borrower may not assign any rights or obligations under this Agreement without the prior written consent of Lender.
Section 9.2Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define or be used in construing the text of such Articles, Sections or Subsections.
Section 9.3Survival. The provisions hereof shall survive the execution of all instruments herein mentioned, shall continue in full force and effect until the Loan has been paid in full and shall not be affected by any investigation made by any party.
Section 9.4Intentionally Omitted.
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Section 9.5Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' notice to the other party in the manner set forth herein.

Lender:        Comerica Bank
300 W. Sixth Street, Suite 1950
MC 6571
Austin, Texas 78701
Attention: Commercial Real Estate, Elaine Houston

    With a copy to:    Holland & Knight LLP
                1722 Routh Street, Suite 1500
Dallas, Texas 75201-2533
Attention: Matthew H. Swerdlow

Borrower:    Holden Hills, L.P.
212 Lavaca Boulevard, Suite 300
Austin, Texas 78701
Attn.: William H. Armstrong, III
With a copy to:    Armbrust & Brown, PLLC
100 Congress Avenue
Suite 1300
Austin, Texas 78701
Attention: Kenneth Jones, Esq.
With a copy of    Travis County Municipal Utility District No. 7
Notices of Events    c/o Armbrust & Brown, PLLC
Default to:    Attn: Gregg Krumme
    100 Congress Avenue, Suite 1300
    Austin, Texas 78701

With a copy of    Travis County Municipal Utility District No. 4
Notices of Events    c/o Armbrust & Brown, PLLC
Default to:    Attn: Gregg Krumme
    100 Congress Avenue, Suite 1300
    Austin, Texas 78701

With a copy of    Travis County Municipal Utility District No. 8
Notices of Events    c/o Armbrust & Brown, PLLC
Default to:    Attn: Gregg Krumme
    CONSTRUCTION LOAN AGREEMENT – Page 46

    100 Congress Avenue, Suite 1300
    Austin, Texas 78701

With a copy of    Travis County Municipal Utility District No. 9
Notices of Events    c/o Armbrust & Brown, PLLC
Default to:    Attn: Gregg Krumme
    100 Congress Avenue, Suite 1300
    Austin, Texas 78701

Section 9.6Reliance by Lender. Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.
Section 9.7Participations. Lender shall have the right at any time and from time to time to grant participations in the Loan and Loan Documents or sell or assign its interest in the Loan and the Loan Documents to a thirty party. Each participant or assignee of Lender shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrower, any of its principals and the Guarantor, including (without limitation) information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the participant is subject to the circular or not).
Section 9.8Maximum Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as defined in the Deed of Trust) (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to any of the Indebtedness, (ii) contracted for, charged or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note and/or any other portion of the Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or any of the other Indebtedness, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as defined in the Deed of Trust) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or any of the other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the
    CONSTRUCTION LOAN AGREEMENT – Page 47

amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against any other Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or other Indebtedness then owing by Borrower to Lender. All sums contracted for, charged or received by Lender for the use, forbearance or detention of any of the Indebtedness, including any portion of the debt evidenced by the Note shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or other Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or other Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the other Indebtedness for so long as any Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or any of the other Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
Section 9.9Controlling Document. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.
Section 9.10Construction of Agreement. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.
Section 9.11Counterpart Execution. To facilitate execution, this Agreement may be executed in one or more counterparts as may be convenient or required, with all such counterparts collectively constituting a single instrument.
Section 9.12CHOICE OF LAW AND VENUE.
(a)THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT THIS AGREEMENT AND ALL OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND
    CONSTRUCTION LOAN AGREEMENT – Page 48

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS.
(b)THE PARTIES TO THIS AGREEMENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF TEXAS, AND ANY APPELLATE COURT THEREOF, (II) AGREES THAT ALL ACTIONS AND PROCEEDINGS BASED UPON, ARISING OUT OF, RELATING TO OR OTHERWISE CONCERNING THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT RELATED TO THIS AGREEMENT, INCLUDING ALL CLAIMS FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, SHALL SOLELY AND EXCLUSIVELY BE BROUGHT, HEARD, AND DETERMINED (LITIGATED) IN SUCH COURTS, (III) ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE SOLE AND EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (IV) WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED UPON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO BRINGING OR MAINTAINING ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION, AND (V) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY SUCH OTHER DOCUMENT, INSTRUMENT OR AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR GUARANTOR OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY LIENS OR SECURITY INTERESTS IN FAVOR OF LENDER ON ANY OF BORROWER’S AND/OR GUARANTOR'S PROPERTIES OR ASSETS.
Section 9.13WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY TO THIS AGREEMENT EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
Section 9.14USA PATRIOT ACT NOTIFICATION. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

    CONSTRUCTION LOAN AGREEMENT – Page 49

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, tax identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

Section 9.15NOTICE OF INDEMNIFICATION. BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.9, 6.1, 6.3, 8.2 AND 8.3 HEREOF WHICH MAY, IN CERTAIN INSTANCES, INCLUDE INDEMNIFICATION BY BORROWER OR OTHERS AGAINST LENDER’S OWN NEGLIGENCE, BUT SAID INDEMNIFICATION DOES NOT INCLUDE INDEMNIFICATION FOR LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Section 9.16ENTIRE AGREEMENT.  THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9.17List of  Attachments:*
Exhibit A - Land Description
Exhibit B - Budget
Exhibit C - Affidavit of Commencement
Exhibit D - Affidavit of Completion
Exhibit E - Insurance Requirements
Exhibit F - Post-Closing Requirements and Delivery Timeframes
    CONSTRUCTION LOAN AGREEMENT – Page 50

        Exhibit G - Draw Request
Exhibit H - Phase I Land
Exhibit I - Phase II Land
Exhibit J - MUD Reimbursables
Exhibit K - Allocated Loan Amount
Exhibit L - Estate Lots & Pods

* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the Securities and Exchange Commission upon request.

The remainder of this page is blank. The signature page follows.
    CONSTRUCTION LOAN AGREEMENT – Page 51

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
LENDER:

COMERICA BANK
By: /s/ Elaine Houston
Name: Elaine Houston
Title: Vice President

    LOAN AGREEMENT – Signature Page

BORROWER:

HOLDEN HILLS, L.P., a Texas limited partnership

By:    Holden Hills GP, L.L.C., a Texas limited liability company, its General Partner

    By:     /s/ Erin D. Pickens
                            Erin D. Pickens, Senior Vice President
    LOAN AGREEMENT – Signature Page